UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(763) 542-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)            As previously announced by Polaris Industries Inc. (the “Company), Bennett J. Morgan, President and Chief Operating Officer, retired effective May 16, 2016.  On May 17, 2016, the Compensation Committee of the Company’s Board of Directors approved a letter agreement between Mr. Morgan and the Company in which Mr. Morgan will provide advice and counsel on a limited basis for a period not to exceed six months, for which he will be compensated $26,250 per month in accordance with a letter agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.  As provided in the letter agreement, Mr. Morgan waived all compensation and benefits under a Severance Agreement between Mr. Morgan and the Company dated January 16, 2008 other than eligibility for early retirement benefits, which consist of continued participation in Company medical and dental plans, annual physicals at the Mayo Clinic, continued use of Company products in accordance with the active officer product program and continued exercisability of vested stock options for 36 months (or until their earlier expiration date).

Item 9.01   Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Exhibit

10.1	Letter Agreement between the Company and Bennett Morgan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  May 17, 2016

POLARIS INDUSTRIES INC.

/s/ Stacy L. Bogart
Stacy L. Bogart
Senior Vice President – General Counsel and Secretary

EXHIBIT INDEX

10.1	Letter Agreement between the Company and Bennett Morgan